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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE

                                            CONTACT:
                                                                Tracie Andrescik
                                                                Public Relations
                                                                    952/556-8079
                                                   tracie_andrescik@entegris.com

                                                                  Heide Erickson
                                                  Director of Investor Relations
                                                                    952/556-8051
                                                     heide_erickson@entegris.com


                ENTEGRIS MICROELECTRONICS GROUP SHIFTS TO DIRECT
 SALES AND DISTRIBUTION SYSTEM IN EUROPE AND ASIA; FLUID HANDLING GROUP EXTENDS
                       DISTRIBUTION AGREEMENT WITH METRON

  Company expects to exceed second quarter financial performance expectations, excluding one-time charge

     CHASKA, Minn., March 1, 2001-- Entegris, Inc. (Nasdaq: ENTG), the materials integrity management company, today announced that it will shift sales responsibility for its microelectronics group products from Metron Technology N.V. to a direct sales and distribution system beginning April 1, 2001 in Europe and May 1, 2001 in Asia. The company also announced it has extended its contract with Metron to distribute its fluid handling group's product line in all regions currently covered until at least August 31, 2005.

"As the market changes, this is an important step for our microelectronics group to ensure we stay as close as possible to our customers," commented Jim Dauwalter, Entegris' CEO. "Our ongoing goal is to provide the most efficient and effective means of protecting and transporting their critical materials. Utilizing our worldwide infrastructure, we believe this change will aid us to better anticipate customer needs and react quickly in support of rapidly changing market conditions."

"We are pleased Metron is working closely with us during the transition period," Dauwalter continued. "Their continued support is facilitating a smooth transition for our employees and customers worldwide. In addition, Metron will continue to be an integral part of our worldwide sales and distribution network for the fluid handling group. They have proven to be a valuable business partner and have served Entegris well by helping to drive record revenue growth for the fluid handling group."

                                     -more-
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Under the terms of the transition agreement, Entegris will transfer to Metron
1.125 million shares of its Metron stock and make cash payments of $1.75 million over a 15-month period, for the early termination of the microelectronics group product distribution agreement. In addition, Entegris has agreed to buy back approximately $2.5 million worth of existing microelectronics group product inventory from Metron pending inspection and approvals.

Related to the transfer of Metron shares, cash payments and other costs associated with the agreement, Entegris expects to take a one-time pre-tax charge of approximately $8 million or $0.07 cents earnings per share (EPS) during the second quarter ending February 24, 2001. The company expects to exceed its previous second quarter 2001 sales financial guidance of approximately $102 million.

"By leveraging our current infrastructure, we feel that the move will have a positive impact on our financial performance after the transition period and provide us with a more direct and close relationship with our customers," said John Villas, Entegris' CFO.

The agreements will be filed with the Securities and Exchange Commission on Form 8K.


About Entegris

Entegris products and services protect and transport the critical materials that enable the world's leading technologies. Entegris is a leading materials integrity management company providing products and services used from production to consumption in the semiconductor, data storage, chemical processing, pharmaceutical and other key technology-driven industries worldwide.

Entegris is headquartered in Chaska, Minnesota, USA and has manufacturing facilities in the United States, Germany, Japan, Malaysia and South Korea and is ISO 9001 certified. Through strategic alliances with Metron Technology, Marubeni and other distributors, Entegris provides customer support on six continents. Additional information can be found at www.entegris.com


FORWARD-LOOKING STATEMENTS

Certain information in this news release does not relate to historical financial information and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the company's actual results in the future to differ materially from its historical results and those presently anticipated or projected.

Among these risks and uncertainties are general economic conditions, cyclical nature of the semiconductor industry, and risks associated with the acceptance of new products, completion of potential acquisitions and the smooth transition to a direct sales system for microelectronics group products. Other factors that could cause the company's results to differ materially from those contained in its forward looking statements are included in the 10K filed in November 2000, the 10Q filed for the first quarter ending November 25, 2000, and other documents filed by the company with the Securities and Exchange Commission.


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